                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): APRIL 9, 2007

                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

          MICHIGAN                        0-452                   38-1093240
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

       100 EAST PATTERSON STREET
           TECUMSEH, MICHIGAN                                       49286
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (517) 423-8411

                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Amendments to Credit Agreements and Related Agreements

     On April 9, 2007, we signed amendments to our First Lien and Second Lien Credit Agreements. We had been in default under both credit agreements since March 22, when our Brazilian engine manufacturing subsidiary filed a request for judicial restructuring under Brazilian law. As a result of the amendments, we are no longer in default, and we will be able to continue implementing our business turnaround plan.

     The principal terms of the amendments are:

     - The lenders waived the cross default resulting from our Brazilian engine subsidiary's filing for judicial restructuring and extended their deadline for us to provide audited 2006 financial statements to April 15, 2007.

     - The minimum cumulative adjusted EBITDA levels we are required to achieve (measured from October 1, 2006) through the third and fourth quarters of 2007 were reduced by $10 million and $20 million, respectively. As amended, the required levels (in millions) are:

Quarterly Period Ending   First Lien Agreement   Second Lien Agreement
-----------------------   --------------------   ---------------------
December 31, 2006                ($14.9)                 ($16.9)
March 31, 2007                    ($8.0)                 ($10.0)
June 30, 2007                   $  17.0                 $  15.0
September 30, 2007              $  42.0                 $  40.0
December 31, 2007               $  62.0                 $  60.0

     - The interest rate on our First Lien debt is increased by 0.25% per annum.

     - We will be required to pay 2.5% per annum in additional cash interest on our Second Lien debt if we fail to engage a new CEO by May 1, 2007 unless the failure is due to specified reasons.

     - Until we appoint a new CEO, there are caps on the amounts of fees we can incur for financial advisors.

     - The limitation on our capital expenditures is reduced by $12.7 million for 2007 and $17.7 million for 2008.

     - There are new limitations on our ability to provide financial support to our Brazilian engine manufacturing facility.

     - Our Brazilian compressor manufacturing facility is permitted to incur up to $40 million of additional secured debt.

     - In consideration of the amendments, we paid the First and Second Lien lenders cash fees totaling approximately $1.375 million, plus expenses, and we issued a Class A share purchase warrant to the Second Lien lender. Please see Item 3.02 for more information about the terms of the warrant. We also entered into a registration rights agreement with the Second Lien lender, which is described in more detail below.

     After giving effect to the amendments, we are currently in compliance with the covenants of both credit agreements. Achieving the level of financial performance that would support our lending arrangements, which is required by the financial covenants, will depend on enhanced operational efficiency through a variety of initiatives, including customer price increases to cover increases in commodity costs, further employee headcount reductions, consolidation of productive capacity, and rationalization of various product platforms. While we are currently moving forward with these actions, there can be no assurance that any of these initiatives will be sufficient if certain risks continue to impede our progress. Those risks include currency fluctuations, weather, and the extent to which we may lose sales in reaction to higher product prices or adverse publicity.

     In the event that we fail to improve operational performance through these measures, our ability to raise additional funds through debt financing will be limited. We also continue to be concerned about the amount of debt we are carrying in this challenging operating environment and as we seek to improve our company's financial performance. As a result, we are continuing to evaluate the feasibility of asset sales as a means to reduce our total indebtedness and to increase liquidity.

     For more detailed information about the terms of the amendments, please see the copies filed as exhibits to this report.

     Registration Rights Agreement

     On April 9, 2007, as required by the amendment to our Second Lien Credit Agreement described above, we entered into a registration rights agreement with our Second Lien lender, Tricap Partners II L.P. providing for registration under the Securities Act of 1933 of the Class A shares it may purchase under the warrant described in Item 3.02 of this report, as well as the Class A and Class B shares it may purchase on exercise of the options previously granted to it by Herrick Foundation and Herrick family trusts. The agreement provides the Second Lien lender with so-called "piggyback" registration rights and the right to demand registration on a short-form S-3 registration statement.

     For more detailed information about the terms of the registration rights agreement, please see the copy filed as an exhibit to this report.

     Agreement Settling Litigation with Herrick Group

     On April 2, 2007, we signed a Settlement and Release Agreement settling the corporate governance disputes that had been the subject of two pending lawsuits. The agreement was subject to a condition subsequent that was satisfied by execution of the credit agreement amendments described above on April 9, 2007. The parties to the agreement are: Tecumseh Products Company; Herrick Foundation; Todd W. Herrick and Toni Herrick in their capacities as trustees of specified Herrick family trusts; Todd W. Herrick, Kent B. Herrick, and Michael Indenbaum in their capacities as members of the board of trustees of Herrick Foundation; Todd W. Herrick, Kent B. Herrick, Michael Indenbaum, and Toni Herrick in their individual capacities; and Albert A. Koch, Peter Banks, and David M. Risley in their capacities as directors of Tecumseh Products Company.

     The principal terms of the agreement are:

     -    Board of directors

          - There will continue to be five directors until we name a new permanent CEO.

          - Todd W. Herrick will resign from the board immediately and will become "Chairman Emeritus," with the right to attend board meetings and to receive materials distributed to the board, but with no vote. Todd W. Herrick will continue as "Chairman Emeritus" during the term of the settlement agreement, which continues until the earlier of the conclusion of our 2008 annual meeting of shareholders or April 30, 2008.

          - The board will appoint Kent B. Herrick to fill the vacancy created by Todd W. Herrick's resignation. The board will continue to nominate Kent B. Herrick for re-election to the board during the term of the settlement agreement.

          - A search committee is to be charged with immediately locating a new director with restructuring experience reasonably acceptable to the independent members of the board and who is not affiliated with AlixPartners. Albert A. Koch will resign from the board by the earliest of: (1) the date this new director is appointed; (2) 60 days after we appoint our new CEO; or (3) July 31, 2007.

          - When we name a new permanent CEO, the board will be expanded to seven members. The new CEO will become a director and Chairman of the Board. At that time, we also must appoint Steven Lebowski to the board if he qualifies as an "independent director" under Nasdaq rules, and we will continue to nominate Mr. Lebowski for re-election to the board during the term of the settlement agreement. (If Mr. Lebowski does not qualify as an independent director, we will follow a process set forth in the settlement agreement to select and appoint another person selected by Kent
               B. Herrick who does qualify.)

     -    Management

          - The search for a new permanent CEO will continue. Appointment of a new CEO must be approved by majority vote of the full five-member board.

          - James J. Bonsall will continue as President and COO under our existing contract with his employer, AP Services, LLC, while the CEO search is in progress.

          - Todd W. Herrick will serve as a consultant to the company in a capacity to be determined by our new CEO. He will not receive any compensation but will be entitled to reimbursement for reasonable and documented expenses.

          - When our new CEO is appointed, he will decide whether or not to rehire Kent B. Herrick and, if so, in what capacity. If Mr. Herrick is rehired, he will receive an agreement to provide him with a lump sum severance payment on termination equal to one year's salary less any salary paid to him from the date he is rehired through the date of his termination. If the new CEO has not rehired Mr. Herrick within three months after his appointment, Mr Herrick will be entitled to a lump sum severance payment equal to one year's salary at the rate in effect when he was terminated from his position with the company on January 19, 2007.

     -    Other matters

          - The parties will dismiss their pending lawsuits. We and our directors who were sued by Todd W. Herrick and related entities (Messrs. Banks, Koch, and Risley) agreed not to challenge the right of Mr. Herrick and those related entities to vote their shares and agreed that they have the right to vote all of their shares.

          - We agreed to reimburse Todd W. Herrick and related entities for their reasonable and documented expenses in connection with the lawsuits, the settlement agreement, and other specified matters, up to a maximum of $300,000.

          - Todd W. Herrick and related entities agreed to exercise their voting rights in a manner consistent with the terms of the agreement.

          - The various parties release each other and specified related persons from claims in connection with the matters referenced in the agreement.

     For more detailed information about the terms of the agreement, please see the copy filed as an exhibit to this report.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On April 9, 2007, in consideration of its entering into the amendment to our Second Lien Credit Agreement described above, we issued a Class A share purchase warrant to the Second Lien lender, Tricap Partners II L.P. Under the warrant, the Second Lien lender has the right to purchase 1,390,944 Class A shares directly from us, at any time during the warrant's five-year term, for a cash purchase price per share equal to 65% of the lowest closing price of the Class A common stock during the one-year period that began March 27, 2007. The warrant permits cashless exercise under a procedure by which the warrant holder could pay the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. If all the shares covered by the warrant were issued, they would constitute 9.4% of the Class A shares then outstanding and 7.0% of our then outstanding total common equity. We expect to use any cash proceeds we receive on exercise of the warrant for general corporate purposes.

     Our issuance of the warrant was exempt from registration under the Securities Act of 1933 by reason of the exemption provided under Section 4(2) of the Act since it was issued in a transaction not involving any public offering.

     For more detailed information about the terms of the warrant, please see the copy filed as an exhibit to this report.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

     Please see Item 3.02 for information about the Class A share purchase warrant we issued to our Second Lien lender.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Under the settlement agreement described in Item 1.01 of this report, Todd
W. Herrick has agreed to resign from our board of directors immediately, and we have agreed to appoint Kent Herrick to fill the vacancy created by his resignation. The circumstances of Todd Herrick's resignation and Kent B. Herrick's appointment are described in Item 1.01. At the time of this report, we do not expect Kent B. Herrick to be named to any board committees.

     As a non-employee director, Kent B. Herrick will receive a monthly retainer of $2,500, a $1,500 fee for each board meeting attended, and a $1,200 fee for each committee meeting attended and will be entitled to reimbursement for travel expenses. He also will be eligible to receive phantom share awards under our Director Retention Phantom Share Plan, under which each non-employee director receives an annual award denominated in phantom Class A shares. The minimum award is $5,000, and the maximum is 100% of the director's annual retainer fee. The board of directors makes the awards at its organizational meeting following each annual meeting of shareholders on the basis of our actual return on equity for the preceding year as compared to a target established for that year. In addition, Mr. Herrick will be eligible to participate in our Outside Directors' Voluntary Deferred Compensation Plan, under which our non-employee directors can elect to defer receipt of a portion of their retainers and meeting fees.

ITEM 7.01 REGULATION FD DISCLOSURE.

     On April 10, 2007, we issued a press release about the events described in this report. We are furnishing a copy of the press release as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed or furnished with this report:

Exhibit No.   Description
-----------   -----------
     4.1      Amendment No. 5 dated April 9, 2007 to First Lien Credit Agreement dated November 13, 2006 by and among Tecumseh Products Company and certain Lenders and Issuers listed therein and Citicorp USA, Inc.
              as Administrative Agent and Collateral Agent (Note: Portions of
              this exhibit have been omitted pursuant to a request for
              confidential treatment and have been filed separately with the
              Securities and Exchange Commission.)

     4.2      Amendment No. 2 dated April 9, 2007 to Amended and Restated Second
              Lien Credit Agreement dated November 13, 2006 among Tecumseh
              Products Company, Tricap Partners II L.P. and Citicorp USA, Inc.
              (Note: Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.)

    10.1      Warrant to Purchase Class A Common Stock of Tecumseh Products
              Company issued to Tricap Partners II L.P. on April 9, 2007

    10.2      Registration Rights Agreement dated as of April 9, 2007 between
              Tecumseh Products Company and Tricap Partners II L.P.

    10.3      Settlement and Release Agreement dated as of April 2, 2007 among
              Tecumseh Products Company; Herrick Foundation; Todd W. Herrick and
              Toni Herrick, each in their capacity as trustee for specified
              Herrick family trusts; Todd W. Herrick, Kent B. Herrick, and
              Michael Indenbaum, each in their capacity as members of the Board of Trustees of Herrick Foundation; Todd W. Herrick, Kent B.
              Herrick, Michael Indenbaum, and Toni Herrick, each in their individual capacities; and Albert A. Koch, Peter Banks, and David
              M. Risley, each in their capacity as directors of Tecumseh
              Products Company

    99.1      Press release dated April 10, 2007

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TECUMSEH PRODUCTS COMPANY


Date: April 10, 2007                    By /s/ James S. Nicholson
                                           -------------------------------------
                                           James S. Nicholson
                                           Vice President, Treasurer and Chief
                                           Financial Officer

     NOTE: The information in Item 7.01 of this report and the related exhibit (Exhibit 99.1) is not to be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section unless the registrant specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------
     4.1      Amendment No. 5 dated April 9, 2007 to First Lien Credit
              Agreement dated November 13, 2006 by and among Tecumseh Products
              Company and certain Lenders and Issuers listed therein and
              Citicorp USA, Inc. as Administrative Agent and Collateral Agent
              (Note: Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.)

     4.2      Amendment No. 2 dated April 9, 2007 to Amended and Restated
              Second Lien Credit Agreement dated November 13, 2006 among
              Tecumseh Products Company, Tricap Partners II L.P. and Citicorp
              USA, Inc. (Note: Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.)

    10.1      Warrant to Purchase Class A Common Stock of Tecumseh Products
              Company issued to Tricap Partners II L.P. on April 9, 2007

    10.2      Registration Rights Agreement dated as of April 9, 2007 between
              Tecumseh Products Company and Tricap Partners II L.P.

    10.3      Settlement and Release Agreement dated as of April 2, 2007 among
              Tecumseh Products Company; Herrick Foundation; Todd W. Herrick and
              Toni Herrick, each in their capacity as trustee for specified
              Herrick family trusts; Todd W. Herrick, Kent B. Herrick, and
              Michael Indenbaum, each in their capacity as members of the Board of Trustees of Herrick Foundation; Todd W. Herrick, Kent B.
              Herrick, Michael Indenbaum, and Toni Herrick, each in their individual capacities; and Albert A. Koch, Peter Banks, and David
              M. Risley, each in their capacity as directors of Tecumseh
              Products Company

    99.1      Press release dated April 10, 2007


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